Exhibit 10.5

The symbol “[***]” denotes places where certain identified information has been excluded from the exhibit because it is both (i) not material, and (ii) is the type that the registrant treats as private or confidential.

Dated December 7, 2024

Hashrate Service Agreement

Between

Ethereal Tech ME Limited

And

Luxor Technology Corporation

Ethereal Tech ME Limited (the “Party A”), a company duly established and validly existing under the laws of United Arab Emirates with its registered address at Office 2201, floor 22, Sky Tower, Shams Abu Dhabi, Abu Dhabi, Al Reem Island, United Arab Emirates.

Luxor Technology Corporation (the “Party B”), a company duly established and validly existing under the laws of Delaware, USA with its registered address at [***].

Party A and Party B shall hereinafter collectively be referred to as the “Parties”, and individually as a “Party”. The Parties confirm and agree that the terms agreed in this Agreement shall take effect from December 7, 2024.

The Parties hereto intend to establish a long-term and stable procurement relationship, in which Party A agrees to purchase, and Party B agrees to provide the Services (defined below) in accordance with this Agreement and the Purchase Order substantially in the form attached here to as Appendix A.

Article 1 Business Cooperation

1.1 As agreed by the Parties, Party B provides Party A remote hashrate service, with a total mining capacity of [***] (“Service”), which shall be subject to details of Purchase Orders.

1.2 The Service provided by Party B shall be subject to the Purchase Order executed by the Parties in the form of Appendix A attached hereto (Form of Purchase Order). Purchase Order in this Agreement refers to the purchase documents issued by Party A to Party B requesting Party B to conduct the transaction in accordance with the Agreement, the Purchase Order and other relevant agreements, the format and the content of which shall be substantially the same as the Appendix A (Form of Purchase Order).

1.3 The Parties agree that Party A will remotely invoke the crypto-mining equipment (“Equipment”) provided by Party B for Party A’s operations.

1.4 According to its own business plan, Party A entitles to make a purchase request to Party B from time to time by sending Party B a Purchase Order in the form of Appendix A, provided that the Service purchased in aggregate shall not exceed the maximum mining capacity agreed in Article 1.1. The Purchase Order is enforceable once accepted by both parties in writing and executed by both Parties. There is no obligation for Party B to execute a purchase order.

1.5 Party A has the right to adjust the sales price of hashrate service displayed on its platform at its own discretion according to Party A’s pricing model and the market price.

Article 2 Commitment and Guarantee of the Parties

2.1 The Parties promise to have the legal rights and capacity to conclude this agreement, and have the related legal qualifications to sign and execute this Agreement, and are obliged to provide true, legal, accurate and effective information and data in accordance with relevant laws and regulations.

2.2 The Parties shall abide by the principle of good faith, refrain from taking unfair competition behaviors during the transaction, not disrupting the normal order of online transactions, or engaging in acts that harm the legitimate interests of any third party.

2.3 Party B promises that the Service it provides to Party A meets Party A’s requirements. The information, materials and implementations related to the Service provided by Party B are in compliance with relevant laws, regulations, national mandatory standard and terms of this Agreement.

2.4 Party B shall be responsible for the quality of the Service provided to Party A. If Party B fails to provide agreed mining capacity at its own fault, Party B shall be borne any and all reasonable losses incurred to Party A arising from or relating to the Service provided by Party B.

2.5 Party B agrees and acknowledges that the Service it provides to Party A can be resold to end users in different countries and regions around the world through Party A’s platform or used by Party A for its self-mining at the sole decision of Party A, provided that there should be no restrictions or prohibitions of the cryptocurrency mining activities by any applicable laws or governmental authority in these countries and/or regions.

2.6 Party B shall take necessary technical measures to ensure the normal operation of the Equipment. Party B shall take remedial measures immediately if any security risks occur or may occur, including but not limited to physical security risks, information security risks, and network security risks, and shall inform Party A within 24 hours since these risks take place. Party B shall be liable for losses caused to Party A due to the occurrence of the aforementioned risks, but Party B’s cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the payment actually received by Party B from Party A under this Agreement (including the Purchase Orders).

2.7 Party B shall take best efforts to maintain the Equipment for normal network operation and services for 24 hours a day and 7 days a week. The Equipment should have strict network firewall settings, integral fire and disaster prevention facilities, and the active response of operation and maintenance personnel shall be ensured.

2.8 The average daily actual operating hashrate provided by Party B shall exceed 95% of the Total Purchased Hashrate (as prescribed in the Purchase Order) and shall be subject to the confirmation of Party A.

2.9 Party B shall examine and check the Service delivery every seven (7) days, and if the supply of hashrate is less than 95% of the Total Purchased Hashrate (as prescribed in the Purchase Order) due to power rationing or machine abnormality, Party B shall fix such hashrate gap by making up and supplying hashrate in the amount of such deficiency (i.e., the difference between the actual hashrate supplied and 95% of the Total Purchased Hashrate) in the next seven (7) days. After the hashrate is replenished, any excess of hashrate (i.e., the hashrate supplied over 100% of the Total Purchased Hashrate) results in subsequent every seven (7) days shall be switched back to Party B.

Article 3 Rights and Obligations of the Parties

3.1 Party A’s rights and obligations

3.1.1 If the Service provided by Party B does not meet Party A’s standards or requirements, Party A has the right to require Party B to make rectifications within 48 hours of Party A’s notification to Party B in writing. Otherwise, Party A has the right to unilaterally terminate this Agreement, and Party B shall compensate Party A for all direct losses arising therefrom, but Party B’s cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the payment actually received by Party B from Party A under this Agreement (including the Purchase Orders).

3.1.2 Party A shall pay fees in connection of the Services pursuant to this Agreement and Purchase Order(s). If Party A fails to settle to Party B before agreed timeline, Party B can notify Party A in writing to remind Party A to pay on time. If Party A fails to pay within 7 days after receiving Party B’s notification, Party A shall pay a daily penalty of 0.3‰ on the payable amount to Party B. Party B shall have the right to terminate this Agreement if the delay of payment is more than 15 days after the due date. Party A shall be responsible for Party B’s direct loss arising from its delayed payment.

3.1.3 This Agreement and any of the rights, interests, or obligations incurred hereunder, in part or as a whole, are freely assignable by Party A.

3.2 Party B’s rights and obligations

3.2.1 Party B shall provide the Services to Party A pursuant to this Agreement and the Purchase Order(s) as stipulated in Appendix A. Party B guarantees that the Equipment which generate hashrate are with legal rights and interests, and that Party B has completed and legal rights to use it.

3.2.2 Party A is responsible for sales, communication and other activities with Party A’s platform users. In addition to Party B’s responsibilities and obligations agreed in this agreement, Party B shall not bear any obligations and compensation liabilities for Party A’s platform users.

Article 4 Settlement Rules and Payment Plan

4.1 Service Fee and Payment schedule:

4.1.1 The Service Fee shall be subject to the amount agreed in the Purchase Order by both Parties. Party A shall arrange the payment of the Service Fee to Party B pursuant to the terms agreed in the Purchase Order.

4.1.2 Once the Purchase Order is executed by both Parties, Party B shall grant Party A access to the Total Purchased Hashrate prescribed in the Purchase Order within 24 hours upon receipt of the mining pool worker ID of Party A.

4.2 Settlement rules:

4.2.1 Reconciliation and Settlement: The Service Fee shall be calculated and settled monthly, and be paid by Party A pursuant to the terms agreed in the Purchase Order.

4.2.2 Party A shall pay the Service Fee to Party B’s digital wallet address or bank account designated by Party B in writing. If Party B fails to notify Party A for any change of the wallet address or bank account in ten (10) calendar days before Party A’s payment, all losses arising therefrom shall be solely borne by Party B.

4.2.3 Party B shall issue invoice to Party A for each settlement.

4.3 Taxation: any payments set forth in this Agreement shall include the non-deductible turnover taxes and expenses, i.e., turnover taxes and expenses which ultimately cannot be used as input credits by Party A and shall not include the deductible turnover taxes and expenses. Each Party shall be solely responsible for compliance with tax filing requirement and payment of any taxes owed in connection with the payments hereunder.

Article 5 Breach of Contract

5.1 After the signing of this Agreement, except for force majeure, any Party’s failure to perform or fail to promptly or improperly perform any of its obligations under this Agreement, or breach of any statement, guarantee or undertaking made by it under this Agreement, shall constitute its breach of contract, and shall bear the liability for breach of contract in accordance with the law, including reasonable expenses such as attorney fees, arbitration fees, and travel expenses.

5.2 If this Agreement is not effective, invalid or can not be performed due to legal or policy restrictions, neither party shall be deemed as breaching of this Agreement, and Party B shall return the fee of the non-performing service already paid by Party A to Party A on an interest-free basis.

Article 6 Term of Contract and Termination Clause

6.1 The term of this Agreement shall continue in effect, unless earlier terminated by either Party hereto as provided hereunder, for a period of three (3) years.

6.2 In the event of any of the following matters in this Agreement, either Party has the right to unilaterally issue a notice of contract termination via email or other written form (“Contract Termination Notice”). This Agreement shall be terminated from the date of delivery of the Contract Termination Notice. If this Agreement is terminated due to the following matters, the Parties shall complete settlement and other relevant procedures within 5 business days from the date of termination of this Agreement:

6.2.1 Bankruptcy, reorganization, cancellation, revocation of business license, merger, or dissolution of either Party.

6.2.2 A serious breach of contract by either Party results in the substantial inability to perform this Agreement.

Article 7 Dispute Resolution

7.1 The establishment, entry into force, performance, interpretation and dispute resolution of this Agreement shall be governed by the laws of Hong Kong, without regard to conflict of laws principles.

7.2 In the event of any dispute or claim arising from or related to this agreement or its breach, termination or validity (“dispute”), the Parties shall negotiate and resolve it amicably; if the negotiation fails, either Party may submit the dispute to Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force for arbitration. The seat of arbitration shall be Hong Kong. The arbitration award is final and binding on the Parties. Nothing contained herein shall prevent the Party from obtaining an injunction. The breaching Party shall bear the attorney fees and arbitration fees of the non-breaching Party.

Article 8 Force Majeure

8.1 In case of force majeure, any party is unable to perform this Agreement in whole or in part or delays the performance of this Agreement, it shall notify the other Party of the event in writing within two (2) days from the date of the force majeure event, and submit the certificate leading to its inability or delay in performing the Agreement in whole or in part to the counter party within ten (10) days from the date of the occurrence of the event.

8.2 In the event of a force majeure event, the Party suffering from the force majeure may suspend the performance of its obligations under this Agreement within the delay period caused by the force majeure, which shall not be regarded as a breach of contract. The Party suffering from force majeure shall take all necessary measures to reduce losses and resume the performance of this Agreement immediately after the incident is eliminated, unless the performance of this Agreement is no longer possible or unnecessary. If such suspension results in the inability to provide normal service, Party B shall compensate Party A by extending the service period until the agreed hashrate supplying in the Purchase Order is satisfied.

8.3 The term "Force Majeure" in this article refers to objective events that cannot be foreseen, avoided or overcome, including natural disasters such as floods, volcanic eruptions, earthquakes, landslides, fires, storms and severe weather, as well as social abnormal events such as wars and strikes, or unrest, as well as government actions such as government intervention, restrictions, or prohibitions.

Article 9 Confidentiality

9.1 The Parties are responsible for each other’s confidentiality, that is, under any circumstances or conditions, and at any time, the information and materials provided between the Parties and the specific content of this Agreement shall not be leaked, publicized, notified, or communicated to any third party, except as required by any court, government authority, applicable laws, regulations or rules of any recognized stock exchange; provided that the Party making such disclosure shall advise the other Party of the disclosed information prior to making such disclosure. If either Party violates confidentiality obligations and causes losses to the counterparty, the breaching Party shall bear full responsibility to the counterparty and compensate all direct and indirect losses.

Article 10 Miscellaneous

10.1 This Agreement, constitutes the entire agreement of the Parties hereto and can only be amended with the written consent of both Parties or otherwise as mutually agreed by both Parties. Party B shall not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without Party A’s prior written consent.

10.2 To the extent possible, if any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties. The remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

10.3 Failure by either Party to enforce at any time any provision of this Agreement, or to exercise any election of options provided herein shall not constitute a waiver of such provision or option, nor affect the validity of this Agreement or any part hereof, or the right of the waiving Party to thereafter enforce each and every such provision or option.

10.4 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

[remainder of page intentionally left blank]

(Signature Page to Hashrate Service Agreement)

Signed for and on behalf of Party A:

Ethereal Tech ME Limited

/s/ Celine Lu
Name:	Celine Lu
Title:	CEO

Signed for and on behalf of Party B:

Luxor Technology Corporation

/s/ Ethan Vera
Name:	Ethan Vera
Title:	COO

Appendix A

Form of Purchase Order

Order No.: [ ] Date: [ ]
Party A: Ethereal Tech ME Limited	Party B: Luxor Technology Corporation
Address: Office 2201, floor 22, Sky Tower, Shams Abu Dhabi, Abu Dhabi, Al Reem Island, United Arab Emirates	Address: [***]
Contact Email: [***]	Contact Email: [***]

Reference is made to the Hashrate Service Agreement signed by and between Party A and Party B on December 7, 2024.

Item	Details
Total Purchased Hashrate	[ ] [PH]
Service Fee

The Service Fee payable by Party A to Party B under this Purchase Order shall be as below:

●      Unit Price of Service Fee: US$[ ]/PH/day for [ ] days

[The Service Fee shall be calculated and settled monthly. The Service Fee of prior month is equal to the amount of hashrate actually provided in such month multiplied by the Unit Price of Service Fee.]

Settlement Rules

[The Parties shall engage in a monthly reconciliation process to verify the hashrate provided and the Service Fee for the previous month.

Party A shall provide a settlement statement (“Settlement Statement”) for the hashrate provided by Party B for the previous month by the 7th day of each month. Upon issuance of the Settlement Statement by Party A, Party B shall have a period of two (2) calendar days to raise any queries or objections regarding Settlement Statement.

Following Party A’s receipt of any queries or objections in writing from Party B, both Parties shall engage in good faith negotiations to check and determine the amount of Service Fee within a period of five (5) calendar days from the date such queries or objections were received by Party A.]

Payment Schedule	[***]
Collateral Requirements	[ ]
Service Period	[ ] calendar days from the Effective Date
Estimated Effective Date	No later than [ ]

SIGNED by the authorized signatory for and on behalf of Party A Ethereal Tech ME Limited		SIGNED by the authorized signatory for and on behalf of Party B Luxor Technology Corporation
Signature		Signature

Name:	Celine Lu	Name:	Ethan Vera
Title:	CEO	Title:	COO